SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

DIVIDEND CAPITAL REALTY INCOME ALLOCATION FUND

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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(2)	Aggregate number of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the
	previous filing by registration statement	number, or the Form or Schedule
and the date of its filing.
	(1)	Amount Previously Paid
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	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

DIVIDEND CAPITAL LETTERHEAD

March 27, 2006

IMPORTANT INFORMATION

YOUR ASSISTANCE IS REQUESTED

To Brokers/Financial Advisors/Registered Representatives:

We are writing you to request your assistance with respect to the Annual Meeting of Shareholders of Dividend Capital Realty Income Allocation Fund (the "Fund") scheduled for Thursday, April 27, 2006. We have attached for your convenience a courtesy copy of the proxy statement recently mailed to all of the Fund's shareholders.

We understand the close relationship you maintain with your clients and that they may call you with questions or seek your assistance with the Fund's proxy solicitation. Accordingly, we want to provide you with any information or assistance you need in helping clients with respect to the solicitation. We request your assistance in encouraging your clients to vote their shares. Telephone and internet voting are available to most shareholders in accordance with the instructions received on their proxy cards or voting instruction forms.

At the meeting, shareholders are being asked to vote upon the election of the Fund's Class I Trustee and one Class II Trustee, and the approval of a new investment advisory agreement. The proposal to approve the new investment advisory agreement requires the affirmative vote of a majority of the outstanding shares. Accordingly, the vote of all shareholders, large and small, is important in approving the proposal on the new investment advisory agreement.

The Fund's Board of Trustees, including the Independent Trustees, recommends that shareholders vote "FOR" the nominee for Class I Trustee, "FOR" the nominee for Class II trustee and "FOR" approval of the new investment advisory agreement.

The Fund has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for the meeting. If shareholders have questions about the materials or need assistance voting their shares, they may call D.F. King at 1-800-488-8075 (toll-free). An officer of the Fund or a representative from D.F. King may call shareholders who have not voted at certain points in the solicitation. Please help the Fund save additional solicitation costs by encouraging your clients to vote their shares promptly.

Thank you in advance for your assistance.

Sincerely,
/s/ Thomas I. Florence

Thomas I. Florence President Dividend Capital Realty Income Allocation Fund